                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-129521) on Form S-3/A of ATS Medical Inc. of our report dated March 23, 2006, relating to our audit of the financial statements of 3F Therapeutics, Inc. as of and for the years ended December 31, 2005 and 2004, appearing in the proxy statement/prospectus, which is part of the Registration Statement (No. 333-133341) on Form S-4 of ATS Medical, Inc., and which is incorporated by reference into the Form 8-K/A of ATS Medical Inc. filed with the Securities and Exchange Commission on December 12, 2006.


                                        /s/ McGladrey & Pullen, LLP

Irvine, California
February 7, 2007